Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Bancolombia S.A. of our report dated April 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in Bancolombia S.A.’s Annual Report on Form 20-F the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/PricewaterhouseCoopers Ltda.
Medellin, Colombia
June 24, 2011